ASSET PURCHASE AGREEMENT




                                 BY AND BETWEEN





                                ROBERT G. JOHNSON
                                   ("SELLER")

                                       AND

                    INTERNATIONAL ASSOCIATION MANAGERS, INC.
                                   ("MANAGER")

                                       AND

               ENVIRONMENTAL SERVICE PROFESSIONALS, INC. ("BUYER")








                               DATED APRIL 2, 2007

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
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                                TABLE OF CONTENTS
                                                                                                          PAGE NO.

1        PURCHASE AND SALE OF ASSETS..............................................................................1

         1.1      SALE OF ACQUIRED ASSETS.........................................................................1

         1.2      PURCHASE PRICE..................................................................................2

         1.3      RISK OF LOSS....................................................................................2

         1.4      REMEDIES FOR DEFAULT BY SELLER..................................................................2

2        INTENTIONALLY LEFT BLANK.................................................................................2

3        INTENTIONALLY LEFT BLANK.................................................................................2

4        NON-COMPETE AGREEMENT....................................................................................2

5        OBLIGATIONS AND LIABILITIES..............................................................................3

6        CLOSING AND FURTHER ACTS.................................................................................3

         6.1      TIME AND PLACE OF CLOSING.......................................................................3

         6.2      ACTIONS AT CLOSING..............................................................................3

         6.3      CONDUCT OF BUSINESS PRIOR TO CLOSING............................................................4

         6.4      NO SOLICITATION AND DUE DILIGENCE ..............................................................5

7        REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS................................................5

         7.1      POWER AND AUTHORITY; BINDING NATURE OF AGREEMENT................................................5

         7.2      SUBSIDIARIES....................................................................................5

         7.3      GOOD STANDING...................................................................................5

         7.4      CHARTER DOCUMENTS AND CORPORATE RECORDS.........................................................6

         7.5      FINANCIAL STATEMENTS............................................................................6

         7.6      INTENTIONALLY LEFT BLANK........................................................................6

         7.7      ABSENCE OF CHANGES..............................................................................6


                                                         i

         7.8      ABSENCE OF UNDISCLOSED LIABILITIES..............................................................8

         7.9      CONTRACTS.......................................................................................8

         7.10     INTENTIONALLY LEFT BLANK........................................................................9

         7.11     ACQUIRED ASSETS.................................................................................9

         7.12     COMPLIANCE WITH LAWS; LICENSES AND PERMITS.....................................................10

         7.13     TAXES..........................................................................................10

         7.14     ENVIRONMENTAL COMPLIANCE MATTERS...............................................................11

         7.15     COMPENSATION...................................................................................11

         7.16     NO DEFAULT.....................................................................................11

         7.17     BUSINESS AND CUSTOMERS.........................................................................12

         7.18     INTENTIONALLY LEFT BLANK.......................................................................12

         7.19     PRODUCT WARRANTIES.............................................................................12

         7.20     PROPRIETARY RIGHTS.............................................................................12

         7.21     INSURANCE......................................................................................13

         7.22     LABOR RELATIONS................................................................................13

         7.23     EMPLOYEE BENEFITS..............................................................................13

         7.24     GOVERNING LAW..................................................................................14

         7.25     NO DISTRIBUTOR AGREEMENTS......................................................................14

         7.26     CONFLICT OF INTEREST TRANSACTIONS..............................................................14

         7.27     LITIGATION.....................................................................................14

         7.28     NON-CONTRAVENTION..............................................................................14

         7.29     APPROVALS......................................................................................15

         7.30     BROKERS........................................................................................15

         7.31     SPECIAL GOVERNMENT LIABILITIES.................................................................15

         7.32     FULL DISCLOSURE................................................................................15

         7.33     INTENTIONALLY LEFT BLANK.......................................................................15

         7.34     REPRESENTATIONS TRUE ON CLOSING DATE...........................................................15

8        REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................15

         8.1      POWER AND AUTHORITY; BINDING NATURE OF AGREEMENT...............................................15

         8.2      GOOD STANDING..................................................................................15

         8.3      CHARTER DOCUMENTS AND CORPORATE RECORDS........................................................16

         8.4      INTENTIONALLY LEFT BLANK.......................................................................16

         8.5      FINANCIAL STATEMENTS...........................................................................16

         8.6      APPROVALS......................................................................................16

         8.7      BROKERS........................................................................................16

         8.8      INTENTIONALLY LEFT BLANK.......................................................................16

         8.9      REPRESENTATIONS TRUE ON CLOSING DATE...........................................................16

9        CONDITIONS TO CLOSING...................................................................................16

         9.1      CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE............................................16

         9.2      CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE...........................................18

         9.3      NOTICE REQUIREMENT.............................................................................18

10       FURTHER ASSURANCES AND POST CLOSING COVENANTS...........................................................19

         10.1     BOOKS, RECORDS AND FINANCIAL ACCOUNTS..........................................................19

         10.2     EMPLOYEE PLANS AND EMPLOYMENT..................................................................19

         10.3     EMPLOYEE PROPRIETARY INFORMATION, CONFIDENTIALITY, LOYALTY, AND NONSOLICITATION AGREEMENTS.....19

11       SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................................................20

12       INDEMNIFICATION.........................................................................................20

         12.1     INDEMNIFICATION BY SELLER......................................................................20

         12.2     INDEMNIFICATION BY BUYER.......................................................................20

         12.3     PROCEDURE FOR INDEMNIFICATION CLAIMS...........................................................20

13       INJUNCTIVE RELIEF.......................................................................................21

         13.1     DAMAGES INADEQUATE.............................................................................21

         13.2     INJUNCTIVE RELIEF..............................................................................22

14       INTENTIONALLY LEFT BLANK................................................................................22

15       WAIVERS. 22

16       SUCCESSORS AND ASSIGNS..................................................................................22

17       ENTIRE AND SOLE AGREEMENT...............................................................................22

18       CORPORATE STATUS........................................................................................22

19       COUNTERPARTS............................................................................................23

20       ATTORNEYS' FEES AND COSTS...............................................................................23

21       ASSIGNMENT..............................................................................................23

22       REMEDIES................................................................................................23

23       SECTION HEADINGS........................................................................................23

24       SEVERABILITY............................................................................................23

25       NOTICES................................................................................................ 23

26       PUBLICITY...............................................................................................25

27       CONFIDENTIALITY.........................................................................................25

EXHIBIT A:  List of Acquired Assets and Allocation of Purchase Price Among Acquired Assets
EXHIBIT B:  Assumed Liabilities
EXHIBIT C:  Material Contracts
EXHIBIT D:  Bill of Sale of Assets
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                                                        iv

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is made and entered into as of the 3rd day of April 2007 by and between Robert G. Johnson, an individual (the "Seller"), International Association Managers, Inc., a Minnesota corporation (the "Manager"), and Environmental Service Professionals, Inc., a Nevada corporation (the "Buyer" or "Company"), with respect to the following facts:

                                 R E C I T A L S

         A. Robert G. Johnson (the "Seller") is the 100% owner of each of the following Minnesota entities: International Association Managers, Inc., National Association of Real Estate Appraisers, Environmental Assessment Association, Association of Construction Inspectors, Housing Inspection Foundation, International Real Estate Institute, and International Society of Meeting Planners (collectively, the "Entities").

         B. International Association Managers, Inc. is the manager of each of the other above-listed entities (the "Manager"). Collectively, the Entities are engaged in the businesses of construction inspection, environmental inspection and testing, promotion and development of home inspection, professional realty and appraisal reports, the provision of meeting planners, the promotion of ongoing education in appraisal review, and mortgage underwriting (collectively, the "Business").

         C. Seller is associated with the National Association of Review Appraisers & Mortgage Underwriters ("NARA"), a non-profit association. Since it is non-profit organization, it is not included within the scope of the transaction. However, upon closing, Buyer will take on the day-to-day management responsibilities of the organization.

         D. Seller wishes to cause the Entities to sell to Buyer, and Buyer wishes to purchase from the Entities, the Business and substantially all of the assets (collectively, the "Acquired Assets") of the Entities on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, and in light of the above recitals to this Agreement, the parties to this Agreement hereby agree as follows:

1        PURCHASE AND SALE OF ASSETS.

         1.1 SALE OF ACQUIRED ASSETS. Upon the terms, and subject to the conditions set forth in this Agreement being satisfied or waived as provided herein, at the Closing (as defined in Section 6.1 of this Agreement), Seller will cause the Entities to sell, transfer, and assign to Buyer and Buyer will purchase and accept from Seller substantially all of the tangible and intangible assets of the Entities, presently owned or leased by the Entities, wherever located, including, but not limited to all contractual rights, accounts receivable, all other receivables, cash, deposits, prepaid expenses, inventory, engineering data, databases, designs, computer hardware and software, records, works in process, backlog, intellectual property (including but not limited to patents and licensing agreements), know-how, trade secrets, inventions, technology, entity names, websites, customers, suppliers, membership contracts, sales and marketing literature and processes, techniques, goodwill, web sites, telephone lines and pricing information related to the Business as set forth in Exhibit A hereto (the "Acquired Assets"), free and clear of all claims, liens, security interests, pledges and encumbrances (collectively "Encumbrances").

         1.2 PURCHASE PRICE. Upon the terms and conditions set forth in this Agreement, in consideration for the sale, assignment, and transfer of the Acquired Assets and unearned revenue liability of approximately $ 134,000.00 to the Buyer, the Buyer will pay to Seller a total amount of $659,000 in cash (the "Cash Payment"), payable in its entirety upon the Closing. Further, consolidated cash and prepaid assets must be equal to or greater than the consolidated unearned revenue liability. The Cash Payment will be allocated among the Acquired Assets as agreed upon by the Buyer and the Seller. The parties acknowledge that the amount of the Cash Payment allocated to the assets in Exhibit A to this Agreement represents the fair market value of such assets. The parties shall allocate $5,000 of the Purchase Price to the covenant not to compete provide in Section 4 of this Agreement. Buyer and Seller each agree to report the sale of the Business for income tax purposes according to the allocation.

         1.3 RISK OF LOSS. Pending consummation of the transaction contemplated herein, all risk of loss, damage or destruction to the tangible Acquired Assets will be borne by Seller and the Entities, and the Purchase Price being paid to Seller by Buyer will, in the case of any such loss, damage, or destruction, be adjusted accordingly. In the event of a significant adjustment, either party will have the option to terminate the purchase contemplated under this Agreement.

         1.4 REMEDIES FOR DEFAULT BY SELLER. It is expressly understood and agreed by the parties that, in the event of any breach or alleged breach by Seller of any of the provisions of this Agreement, this indicated that the penalty would be not to make a payment. This is a one-time cash payment. This needs to be modified.

2        INTENTIONALLY LEFT BLANK.

3        INTENTIONALLY LEFT BLANK.

4        NON-COMPETE AGREEMENT.

         As an inducement to Buyer to enter into and to perform its obligations under this Agreement, Robert G. Johnson covenants to enter into a non-compete agreement with the Buyer on or before the Closing Date pursuant to which he will agree that for a minimum period of 36 months after the Closing, he will not compete with any current or related industry association, business or service of the Buyer, whether acting as (a) an employee, agent, consultant, employer, principal, partner, officer or director; (b) holder of five percent or more of any class of equity securities or five percent or more of the aggregate principal amount of any class of equity securities or five percent or more of the aggregate principal amount of any class of debt, notes or bonds of a company with publicly traded equity securities; or (c) in any other individual or representative capacity whatsoever, in each case for his own account or the account of any other person or entity, nor will they engage in any business or trade competing with the current or related business or trade of the Buyer as then conducted in the United States (the "Non-Compete Agreement"). It is understood that Mr. Johnson will stay involved in the association business related to the wine industry and such activity is acceptable to the Buyer. Mr. Johnson acknowledges that the restrictions set forth in this Section 4 are fair and reasonable with respect to their duration, scope and area. If, at the time of enforcement of this Section 4, a court holds that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances will be substituted for a court-determined and stated duration, scope or area. In the event of any breach of any provisions of this Section 4, Buyer will have the right, in addition to any other rights and remedies existing in its favor hereunder, to enforce its rights and the obligations of the Seller under this Section 4 not only by an action or actions for damages but also by an action or actions for specific performance and/or injunctive or other equitable relief in order to enforce or prevent any violations of the provisions of this
Section 4.

5        OBLIGATIONS AND LIABILITIES.

         On the Closing Date, Buyer will NOT assume or be obligated to satisfy or perform any liabilities, obligations or payables of the Entities, other than those expressly secured in writing by perfected security interests in the Acquired Assets and those specifically listed and subject to the conditions described in Exhibit B of this Agreement.

6        CLOSING AND FURTHER ACTS.

         6.1 TIME AND PLACE OF CLOSING. Upon satisfaction or waiver of the conditions set forth in Section 9 of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at 1111 E. Tahquitz Canyon Way, Suite 110 Palm Springs, California 92262 at 11:00 a.m. (local time) on the date that the parties may mutually agree in writing, but in no event later than April 15, 2007 (the "Closing Date"). In the event that the Closing does not occur by April 15, 2007 through no fault or breach of this Agreement by either party, and the Closing Date is not extended by mutual written agreement of the Seller and the Buyer, then either party may terminate this Agreement without further obligation to the other party, except as provided in Section 27 of this Agreement. Buyer agrees to satisfy this Agreement by depositing the Cash Payment to Sellers bank account; Viking Savings Association, 1311 Broadway Street, Alexandria, Minnesota 56308. Seller agrees that upon Buyer depositing the Cash Payment the transaction is complete.

         6.2 ACTIONS AT CLOSING. At the Closing, the following actions will take place:
                  (a) Buyer will pay to Seller the Cash  Payment as described in
         Section 1.2 of this Agreement by delivery of cash or cash equivalents.

                  (b) Seller and the Entities will execute and deliver to Buyer a bill of sale in a form attached to this Agreement as Exhibit D (the "Bill of Sale"), transferring to Buyer title to the Acquired Assets free and clear of all encumbrances, liens or claims.

                  (c) Seller will deliver to Buyer copies of necessary resolutions of the Board of Directors and Manager of the Entities authorizing the execution, delivery, and performance of this Agreement and the other agreements contemplated by this Agreement (including the Bill of Sale) for Seller's execution, and consummation of the transactions contemplated by this Agreement, which resolutions have been certified by an officer of the Manager as being valid and in full force and effect.

                  (d) Buyer will deliver to Seller copies of corporate resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated by this Agreement for Buyer's execution, if any, and consummation of the transactions contemplated by this Agreement, which resolutions have been certified by an officer of Buyer as being valid and in full force and effect.

                  (e) Each party and each Entity will deliver to the other party true and complete copies of each party's Certificate of Incorporation and a Certificate of Good Standing from the appropriate official of each party's jurisdiction of incorporation, which certificates and certificates of good standing are dated not more than 30 days prior to the Closing Date.

                  (f) Any additional documents or instruments as a party may reasonably request or as may be necessary to evidence and affect the sale, assignment, transfer and delivery of the Acquired Assets to the Buyer.

         6.3 CONDUCT OF BUSINESS PRIOR TO CLOSING. Except for transactions contemplated by this Agreement, after the execution of this Agreement by the Buyer and until the Closing, Seller and the Entities will:

                  (a) Consistent with the ordinary course of business, maintain the operations and goodwill of the Business and the Entities, and continue relationships with persons having business dealings with Entities; and

                  (b) Consistent with the ordinary course of business, maintain all of the assets of the Entities in their current condition, ordinary wear and tear excepted, and insurance on all of said assets in such amounts and of such kinds comparable to that in effect on the date of this Agreement; and

                  (c) Maintain the books, accounts and records of Entities consistent with its customary accounting policies consistently applied, including recognition of revenues and expenses, continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discontinuing or accelerating payment of such accounts and comply with all contractual and other obligations applicable to the Entities; and

                  (d) Not hire any officer, director, employee, agent or other similar representative of the Entities except employees hired in the normal course of business; and

                  (e) Not incur any indebtedness for borrowed money except in the ordinary course of business, and not pledge or grant liens or security interests in any of the Acquired Assets; and

                  (f) Not sell, transfer or dispose of any Acquired Assets except for sales in the ordinary course of business; and

                  (g) Not distribute any assets of the Entities to any of their shareholders or other affiliates of the Entities, or to any other party; and

                  (h) Begin the year end financial process consistent with prior year practices.

         6.4 NO SOLICITATION AND DUE DILIGENCE. Seller and the Entities will not, nor will the Seller or the Entities encourage, facilitate, solicit, or authorize any of its shareholders, directors, officers, employees, agents or representatives to solicit or enter into any discussion (or continue any discussion) with any third party (including the provision of any information to a third party), or enter into any agreement or understanding of any kind regarding the purchase, sale, lease, assignment, conveyance or other disposition or acquisition of all or any portion of the Acquired Assets, the Business or any capital stock of the Seller, for the period commencing on the date first above written and extending until April 15, 2007. During this period and until the Closing or termination of this Agreement, Seller and the Entities will fully cooperate with the Buyer, the Company and their representatives to enable them to conduct complete due diligence of the Seller, the Business, the Acquired Assets, and the books, records and documents relating to the Seller, the Business and the Acquired Assets.

7        REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS.

         Seller and the Manager represent and warrant to Buyer as follows:

         7.1 POWER AND AUTHORITY; BINDING NATURE OF AGREEMENT. Seller and the Manager have full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery, and performance of this Agreement by it have been duly authorized by all necessary action on its part. Assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of Seller and the Manager.

         7.2 SUBSIDIARIES. The Entities have no other corporation, general partnership, limited partnership, joint venture, association, trust or other entity or organization which they directly or indirectly control or in which they directly or indirectly own any equity or other interest.

         7.3 GOOD STANDING. The Entities (i) are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are incorporated, (ii) have all necessary power and authority to own their assets and to conduct their business as they are currently being conducted, and
(iii) are duly qualified or licensed to do business and are in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required. Furthermore, Seller has delivered to Buyer Certificates of Good Standing from the jurisdiction for each entity.

         7.4 CHARTER DOCUMENTS AND CORPORATE RECORDS. Seller has delivered to Buyer complete and correct copies of (i) the articles of incorporation, bylaws and other charter or organizational documents of each Entity, including all amendments thereto, (ii) the stock records of each Entity, if applicable, and
(iii) the minutes and other records of the meetings and other proceedings of the shareholders and directors of the Entities. None of the Entities are in violation or breach of (i) any of the provisions of its articles of incorporation, bylaws or other charter or organizational documents, or (ii) any resolution adopted by its shareholders or directors. There have been no meetings or other proceedings of the shareholders or directors of any Entity that are not fully reflected in the appropriate minute books or other written records of the Entity.

         7.5 FINANCIAL STATEMENTS. Seller has delivered to Buyer the following financial statements relating to the Entities prior to the Closing (the "Entity Financial Statements"): (i) the unaudited balance sheet of each Entity as of December 31, 2006 and (ii) the unaudited operating statements of income and loss for the year ended December 31, 2006. Except as stated therein or in the notes thereto, the Entity Financial Statements: (a) present fairly the financial position of the Entities as of the respective dates thereof and the results of operations and changes in financial position of the Entities for the period from January 1, 2006 to December 31, 2006; and (b) have been prepared in accordance with the Entities' customary accounting policies applied on a consistent basis throughout the periods covered. Seller has not effected any change in any method of accounting or accounting practices.

         7.6      INTENTIONALLY LEFT BLANK.

         7.7 ABSENCE OF CHANGES. Except as otherwise set forth on Schedule 7.7 hereto or otherwise disclosed to Buyer in writing prior to the Closing, since December 31, 2006:

                  (a) There has not been any material adverse change in the business, condition, assets, operations or prospects of the Entities and no event has occurred that might have an adverse effect on the business, condition, assets, operations or prospects of such Entities.

                  (b) The Entities have not (i) declared, set aside or paid any dividend or made any other contribution in respect of any shares of capital stock, nor (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

                  (c) The Entities have not sold or otherwise issued any shares of capital stock or any other securities.

                  (d) The Entities have not amended their articles of incorporation, bylaws or other charter or organizational documents, nor have they effected or been a party to any merger, recapitalization, reclassification of shares, stock split, reverse stock split, reorganization or similar transaction.

                  (e) The Entities have not formed any subsidiary or contributed any funds or other assets to any subsidiary.

                  (f) The Entities have not purchased or otherwise acquired any assets, nor have they leased any assets from any other person, except in the ordinary course of business consistent with past practice.

                  (g) The Entities have not made any capital expenditure outside the ordinary course of business or inconsistent with past practice, or in an amount exceeding ten thousand dollars ($10,000) singly or in excess of fifty thousand dollars ($50,000) in the aggregate, without Buyer's prior written consent.

                  (h) The Entities have not sold or otherwise transferred any assets to any other person, except in the ordinary course of business consistent with past practice and at a price equal to the fair market value of the assets transferred.

                  (i) There has not been any loss, damage or destruction to any of the properties or assets of the Entities (whether or not covered by insurance).

                  (j) The Entities have not written off as uncollectible any indebtedness or accounts receivable, except for write-offs that were made in the ordinary course of business consistent with past practice and that involved less than one thousand dollars ($1,000) singly and less than ten thousand dollars ($10,000) in the aggregate.

                  (k) No Entity has leased any assets to any other person except in the ordinary course of business consistent with past practice and at a rental rate equal to the fair rental value of the leased assets.

                  (l) The Entities have not mortgaged, pledged, hypothecated or otherwise encumbered any assets, except in the ordinary course of business consistent with past practice.

                  (m) The Entities have not entered into any contract or incurred any debt, liability or other obligation (whether absolute, accrued, contingent or otherwise), except for (i) contracts that were entered into in the ordinary course of business consistent with past practice and that have terms of less than six months and do not contemplate payments by or to the Entities which will exceed, over the term of the contract, ten thousand dollars ($10,000) in the aggregate,
         (ii) current liabilities incurred in the ordinary course of business consistent with the past practice, and (iii) transactions related to customer and supply activities incurred in the ordinary course of business consistent with past practice.

                  (n) The Entities have not made any loan or advance to any other person, except for advances that have been made to customers in the ordinary course of business consistent with past practice and that have been properly reflected as "accounts receivables."

                  (o) The Entities have not paid any bonus to, or increased the amount of the salary, fringe benefits or other compensation or remuneration payable to, any of the employees of the Entities.

                  (p) No contract or other instrument to which any Entity is or was a party or by which any Entity or any of its assets are or were bound has been amended or terminated, except in the ordinary course of business consistent with past practice.

                  (q) The Entities have not discharged any lien or discharged or paid any indebtedness, liability or other obligation, except for current liabilities that (i) are reflected in the Entity Financial Statements as of December 31, 2006 or have been incurred since December 31, 2006 in the ordinary course of business consistent with past practice, and (ii) have been discharged or paid in the ordinary course of business consistent with past practice.

                  (r) The Entities have not forgiven any debt or otherwise released or waived any right or claim, except in the ordinary course of business consistent with past practice.

                  (s) The Entities have not changed their methods of accounting or their accounting practices in any respect.

                  (t) The Entities have not entered into any transaction outside the ordinary course of business or inconsistent with past practice.

                  (u) The Entities have not agreed or committed (orally or in writing) to do any of the things described in clauses (b) through (t) of this Section 7.7.

         7.8 ABSENCE OF UNDISCLOSED LIABILITIES. The Entities have no debt, liability or other obligation of any nature (whether due or to become due and whether absolute, accrued, contingent or otherwise) that is not reflected or reserved against in the Entity Financial Statements as of December 31, 2006, except for obligations incurred since December 31, 2006 in the ordinary and usual course of business consistent with past practice. Seller will cause the Entities to satisfy and pay in full all liabilities of the Entities prior to the Closing other than the Assumed Liabilities, and will provide written evidence of such payments to Buyer prior to the Closing to Buyer's reasonable satisfaction.

         7.9      CONTRACTS.

                  (a) Exhibit C to this Agreement contains a complete and accurate list of all contracts or agreements of the Entities which are
         (i) material to the Business as currently conducted; (ii) are subject to default or termination upon a change in control of the Entities;
         (iii) create a partnership or joint venture; (iv) impose a noncompetition obligation on any Entity, or an officer, director or employee thereof; or (v) relating to the employment of any individual on a full-time, part-time, consulting, or other basis (collectively, "Material Contracts").

                  (b) Each Material Contract is in full force and effect and is valid and enforceable in accordance with its terms.

                  (c) No event has occurred or circumstance exists that may contravene, conflict with or result in a violation or breach of, or give any party to a Material Contract the right to declare a default or exercise any remedy thereunder, or to accelerate the maturity or performance of, or to cancel, terminate, or modify any Material Contract.

                  (d) Neither Seller nor any of its affiliates have received any written notice regarding any actual, alleged or potential violation or breach of, or default under, any Material Contract which has not been entirely cured.

         7.10     INTENTIONALLY LEFT BLANK.

         7.11     ACQUIRED ASSETS.

                  (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms and conditions of, or result in a loss of rights under, or result in the creation of any lien, charge or encumbrance upon, any of the Acquired Assets.

                  (b) The Entities have good and marketable title to all of the Acquired Assets, free and clear of all mortgages, liens, leases, pledges, charges, encumbrances, equities or claims, except as expressly disclosed in Exhibits A or B to this Agreement.

                  (c) The Entities own all copyrights, trademarks, and tradenames related to the Business listed in Schedule 7.11(c) of this Agreement, and the use of such copyrights, trademarks, and tradenames has not and will not infringe on the rights of any third party.

                  (d) The Acquired Assets are not subject to any material liability, absolute or contingent, which is not listed as a liability in Exhibit A or B to this Agreement, nor are the Entities subject to any liability, absolute or contingent, which has not been disclosed to and acknowledged by Buyer in writing prior to the Closing Date. Buyer specifically acknowledges the existence of Seller's liabilities listed in Schedule 7.11(d) of this Agreement, although it is only assuming the Assumed Liabilities listed in Exhibit B of this Agreement.

                  (e) The list of Acquired Assets set forth in Exhibit A of this Agreement is an accurate description of all of the assets of the Entities or used in the business of the Entities.

                  (f) The list of Acquired Assets set forth in Exhibit A to this Agreement contains a list of all contracts, potential customers, agreements, licenses, leases, arrangements, commitments and other undertakings to which any Entity is a party or by which it or its property is bound. Except as specified in Exhibit A, all of such contracts, agreements, leases, licenses and commitments are valid, binding and in full force and effect, and are assignable to Buyer without the consent of any other party or if consent is required, such consent will be obtained by the Entities in writing and delivered to the Buyer on or before the Closing.

                  (g) Upon the consummation of the transactions contemplated hereby, Buyer will be entitled to use the Acquired Assets to the full extent that the Entities used the same immediately prior to the transfer of the Acquired Assets.

         7.12 COMPLIANCE WITH LAWS; LICENSES AND PERMITS. The Entities are not in violation of, nor have they failed to conduct their business in full compliance with, any applicable federal, state, local or foreign laws, regulations, rules, treaties, rulings, orders, directives or decrees. Seller has delivered to Buyer complete and correct copies of all of the licenses, permits, authorizations and franchises to which the Entities are subject and all said licenses, permits, authorizations and franchises are valid and in full force and effect. Said licenses, permits, authorizations and franchises constitute all of the licenses, permits, authorizations and franchises necessary to permit the Entities to conduct their business in the manner in which it is now being conducted, and the Entities are not in violation or breach of any of the terms, requirements or conditions of any of said licenses, permits, authorizations or franchises.

         7.13 TAXES. Subject to Section 7.8 above, the Entities have accurately and completely filed with the appropriate United States state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), and has paid or accrued in full all taxes, duties, charges, withholding obligations and other governmental liabilities as well as any interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any governmental authority (including taxes on properties, income, franchises, licenses, sales and payrolls). (All such items are collectively referred to herein as "Taxes"). The Entity Financial Statements fully accrue or reserve all current and deferred taxes. The Entities are not a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes. No liability for taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes except for liens for property taxes not yet delinquent. The Entities are not a party to any Tax sharing, Tax allocation, Tax indemnity or statute of limitations extension or waiver agreement and in the past year has not been included on any consolidated combined or unitary return with any entity other than the Entities. The Entities have duly withheld from each payment made to each person from whom such withholding is required by law the amount of all Taxes or other sums (including but not limited to United States federal income taxes, any applicable state or municipal income tax, disability tax, unemployment insurance contribution and Federal Insurance Contribution Act taxes) required to be withheld therefrom and has paid the same to the proper tax authorities prior to the due date thereof. To the extent any Taxes withheld by the Entities have not been paid as of the Closing Date because such Taxes were not yet due, such Taxes will be paid to the proper tax authorities in a timely manner. All Tax returns filed by the Entities are accurate and comply with and were prepared in accordance with applicable statutes and regulations. All Tax returns required to be filed after the Closing Date, for any period ending on or prior to the Closing Date, will be prepared and filed by the Entities in compliance with all applicable statutes and regulations. Seller will pay for and be responsible for any and all applicable sales or transfer taxes incurred in connection with the transactions contemplated by this Agreement.

         7.14 ENVIRONMENTAL COMPLIANCE MATTERS. To the best of the knowledge of Seller, without conducting any study or independent investigation, the Entities have at all relevant times with respect to the Business been in material compliance with all environmental laws, and has received no potentially responsible party notices or similar notices from any governmental agencies or private parties concerning releases or threatened releases of any "hazardous substance" as that term is defined under 42 U.S.C. 960 (1)(14).

         7.15 COMPENSATION. Since January 1, 2007, the Entities have not paid or committed to pay to or for the benefit of any of its hourly employees any compensation of any kind other than wages, salaries and benefits at times and rates in effect on January 1, 2007. The current four (4) hourly employees are paid $11 an hour or less and do not have any benefits including but not limited to medical and dental insurance benefits. Employee's hourly wage will not be amended or supplemented with any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement. The Entities do not have any bonus plan or obligations with respect to any bonus plan for hourly employees. Buyer has no obligation to adopt that or any other bonus plan. Seller has provided Buyer with a full and complete list of all officers, directors, employees and consultants of the Entities as of the date hereof, specifying their names and job designations, their dates of hire.
         7
         7.16     NO DEFAULT.

                  (a) Each of the contracts, agreements or other instruments referred to in Exhibit C to this Agreement and each other material contract of the Entities, if any, is a legal, binding and enforceable obligation by or against the Entities, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). No party with whom Seller has an agreement or contract is in default thereunder or has breached any terms or provisions thereof which is material to the conduct of the Entities' business.

                  (b) The Entities have performed, or are now performing, the obligations of, and the Entities are not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon him or his assets or properties and material to the conduct of his Entities' Business. No third party has raised any claim, dispute or controversy with respect to any of the executory contracts of the Entities, nor has Seller received notice of warning of alleged nonperformance, delay in delivery or other noncompliance by any Entity with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

         7.17 BUSINESS AND CUSTOMERS. Seller has provided Buyer a complete and accurate list and provided Buyer with the right to inspect true and complete copies of (a) a written list of all the Entities' customers as of the Closing Date, (b) the amount for which each such customer was invoiced during the one year period ending December 31, 2006, and (c) the expiration date of the Seller's contracts with such customers. Except as otherwise disclosed to Buyer in writing, Seller has received no notice and, has no reason to believe, that any significant customer of any Entity (i) has ceased, or will cease, to use the products, goods, or services of any Entity, (ii) has substantially reduced, or will substantially reduce, the use of products, goods, or services of any Entity or (iii) has sought, or is seeking, to reduce the price it will pay for products, goods, or services of any Entity, including in each case after the consummation of the transactions contemplated hereby. No customer of any Entity described in clause (a) of this section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

         7.18     INTENTIONALLY LEFT BLANK.

         7.19 PRODUCT WARRANTIES. Except as otherwise disclosed in writing to Buyer prior to the Closing and for warranties under applicable law, (a) there are no warranties, express or implied, written or oral, with respect to the products of any Entity, (b) there are no pending or threatened claims with respect to any such warranty, and (c) each Entity has no, and after the Closing Date, will have no liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent, or otherwise and whether due or to become due, other than customary returns in the ordinary course of business that are fully reserved against in the Entity Financial Statements.

         7.20     PROPRIETARY RIGHTS.

                  (a) In Exhibit A hereto, Seller has provided Buyer in writing a complete list of all software, patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefore, owned or used by any Entity or in which it has any rights or licenses, except for software used by any Entity and generally available on the commercial market. Seller has provided Buyer with a complete and accurate description of all agreements of all Entities with each officer, employee or consultant of each Entity providing the Entity with title and ownership to patents, patent applications, trade secrets and inventions developed or used by each Entity in its business. All of such agreements so described are valid, enforceable and legally binding, subject to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

                  (b) Each Entity owns or possesses licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, propriety know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of each Entity, and the same are sufficient to conduct each Entity's business as it has been and is now being conducted.

                  (c) The operations of each Entity do not conflict with or infringe, and no one has asserted to any Entity that such operations conflict with or infringe on any Proprietary Rights owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against any Entity with respect to any Proprietary Rights, and to the knowledge of the Seller none has been threatened against any Entity. To the best knowledge of the Seller there are no actual or alleged facts which would reasonably serve as a basis for any claim that any Entity does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of each Entity as it has been and is now being conducted.

                  (d) No employee of any Entity is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with Seller or any previous employer.

         7.21 INSURANCE. Seller has provided Buyer with a complete list of all policies of insurance to which each Entity is a party or is a beneficiary or named insured as of the Closing Date. Each Entity has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. All the insurable properties of each Entity are insured in amounts and coverage and against risks and losses which are adequate and usually insured against by persons holding or operating similar properties in similar businesses. There were no claims in excess of $10,000 asserted or currently outstanding under any of the insurance policies of any Entity in respect of all motor vehicle, general liability, errors and omissions, workers compensation, and medical claims during the one year period ending on December 31, 2006.

         7.22 LABOR RELATIONS. None of the employees of any Entity are represented by any union or are parties to any collective bargaining arrangement, and no attempts are being made to organize or unionize any of any Entity's employees. Except as disclosed in writing to Buyer prior to the Closing, there is not presently pending or existing, and there is not presently threatened, any (a) strike, slowdown, picketing, work stoppage or employee grievance process, or (b) action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) against or affecting any Entity relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters. Each Entity is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health and is not engaged in any unfair labor practices. Each Entity is in compliance with the Immigration Reform and Control Act of 1986.

         7.23 EMPLOYEE BENEFITS. Seller has provided Buyer with a complete list of all employee payroll and benefit plans of each Entity (i) currently in effect, and (ii) with respect to which may have any liability or obligation (the "Employee Plans"). The Seller has made available to Buyer a copy of each Employee Plan, including any amendments thereto and all related trust agreements and insurance contracts and, to the extent any Employee Plan is not in writing, a short summary of such plan has been provided to Buyer. All Employee Plans have been administered in substantial compliance with their terms, except for any noncompliance that could not be reasonably expected to have a material adverse effect on the Seller, its Business, or the Acquired Assets. Except as disclosed to Buyer by Seller in writing, none of the employees of the Seller are covered by a collective bargaining agreement or any multi-employer plan.

         7.24 GOVERNING LAW. The Manager has elected to be treated as, and is currently governed by, Subchapter C of the Internal Revenue Code of 1986, as amended.

         7.25 NO DISTRIBUTOR AGREEMENTS. Except as disclosed in writing to Buyer prior to the Closing, none of the Entities is a party to, nor is the property of any Entity bound by, any distributors' or manufacturer's representative or agency agreement.

         7.26 CONFLICT OF INTEREST TRANSACTIONS. No past or present shareholder, director, officer or employee of any Entities (i) is indebted to, or has any financial, business or contractual relationship or arrangement with any Entity, or (ii) has any direct or indirect interest in any property, asset or right which is owned or used by the Entities or pertains to the business of the Entities.

         7.27 LITIGATION. There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to Seller's knowledge, threatened against or with respect to any Entity which (i) if adversely determined would have an adverse effect on the business, condition, assets, operations or prospects of any Entity, or (ii) challenges or would challenge any of the actions required to be taken by the Seller or any Entity under this Agreement. There exists no basis for any such action, suit, proceeding, dispute, litigation, claim, complaint or investigation.

         7.28  NON-CONTRAVENTION.  Except as otherwise disclosed herein, neither
(a) the execution and delivery of this Agreement, nor (b) the performance of this Agreement will: (i) contravene or result in a violation of any of the provisions of the organizational documents of the Entities; (ii) contravene or result in a violation of any resolution adopted by the shareholders or directors of the Entities; (iii) result in a violation or breach of, or give any person the right to declare (whether with or without notice or lapse of time) a default under or to terminate, any agreement or other instrument to which any Entity is a party or by which any Entity or any of its assets are bound; (iv) give any person the right to accelerate the maturity of any indebtedness or other obligation of any Entity; (v) result in the loss of any license or other contractual right of any Entity; (vi) result in the loss of, or in a violation of any of the terms, provisions or conditions of, any governmental license, permit, authorization or franchise of any Entity; (vii) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets of any Entity; (viii) result in the reassessment or revaluation of any property of any Entity; by any taxing authority or other governmental authority;
(ix) result in the imposition of, or subject any Entity; to any liability for, any conveyance or transfer tax or any similar tax; or (x) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Seller or any of its assets or any limited liability interests are subject.

         7.29 APPROVALS. No authorization, consent or approval of, or registration or filing with, any governmental authority is required to be obtained or made by any Entity in connection with the execution, delivery or performance of this Agreement, including the conveyance to Buyer of the Business and the Acquired Assets.

         7.30 BROKERS. Seller has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the transactions contemplated by this Agreement, and, to Seller's knowledge, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transaction.

         7.31 SPECIAL GOVERNMENT LIABILITIES. The Entities have no existing or pending liabilities, obligations or deferred payments due to any federal, state or local government agency or entity in connection with its business or with any program sponsored or funded in whole or in part by any federal, state or local government agency or entity, nor is the Seller aware of any threatened action or claim or any condition that could support an action or claim against the any Entity, the Acquired Assets or the Business for any of said liabilities, obligations or deferred payments.

         7.32 FULL DISCLOSURE. Neither this Agreement (including the exhibits hereto) nor any statement, certificate or other document delivered to Buyer by or on behalf of Seller or the Entities contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and other statements contained herein and therein not misleading.

         7.33     INTENTIONALLY LEFT BLANK.

         7.34 REPRESENTATIONS TRUE ON CLOSING DATE. The representations and warranties of Seller set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date.

         Buyer's knowledge will not act as a waiver of any breach of the representations and warranties contained herein by Seller and the Manager.

8        REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Seller as follows:

         8.1 POWER AND AUTHORITY; BINDING NATURE OF AGREEMENT. Buyer has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary action on its part. Assuming that this Agreement is a valid and binding obligation of the other party hereto, this Agreement is a valid and binding obligation of Buyer.

         8.2 GOOD STANDING. Buyer (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated,
(ii) has all necessary power and authority to own its assets and to conduct its business as it is currently being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required.

         8.3 CHARTER DOCUMENTS AND CORPORATE RECORDS. Buyer has delivered to Seller complete and correct copies of (i) the articles of incorporation, bylaws and other charter or organizational documents of Buyer, including all amendments thereto, (ii) the stock records of Buyer, and (iii) the minutes and other records of the meetings and other proceedings of the shareholders and directors of Buyer. Buyer is not in violation or breach of (i) any of the provisions of its articles of incorporation, bylaws or other charter or organizational documents, or (ii) any resolution adopted by its shareholders or directors. There have been no meetings or other proceedings of the shareholders or directors of Buyer that are not fully reflected in the appropriate minute books or other written records of Buyer.

         8.4 INTENTIONALLY LEFT BLANK.

         8.5 FINANCIAL STATEMENTS. The Company has delivered to Seller the following financial statements (the "Company Financial Statements"): the unaudited income statements and statement of operations of the Company as of and for the fiscal year ended December 31, 2006, and the unaudited balance sheet of the Company as of December 31, 2006.

         8.6 APPROVALS. No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Buyer in connection with the execution, delivery or performance of this Agreement.

         8.7 BROKERS. Buyer has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the transactions contemplated by this Agreement, and, to Buyer's knowledge, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transactions.

         8.8 INTENTIONALLY LEFT BLANK.

         8.9 REPRESENTATIONS TRUE ON CLOSING DATE. The representations and warranties of Buyer set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date.

9        CONDITIONS TO CLOSING.

         9.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to close the asset purchase as contemplated in this Agreement is conditioned upon the occurrence or waiver by Buyer of the following:

                  (a) Seller and the Entities must have turned over all rights to the corporate names, websites and technologies, software databases, training programs, all printed material and other related items regarding International Association Managers, Inc. and all other Entities to Buyer. The transaction shall not include furniture and equipment; however the Buyer has the right to negotiate for the pricing of these objects with the Seller, separate and apart from the Agreement.

                  (b) Seller agrees to allow Buyer to utilize the Entities' current location at 1224 North Nokomis NE, Alexandria, Minnesota 56308 during the transition and relocation of the Entities to Phoenix,

         Arizona for a period not longer than 90 days after Closing. Rent for each month shall be $1,000, and shall be on a month-to-month basis. Should the Buyer move from the premises before the end of any given month, rent for that month shall be paid in full, and will not be prorated. Rent includes the use of all equipment, computer hardware and all other equipment within the premises; however, all expenses associated with operating such equipment is the Buyers responsibility. Rent does not include phones, electric, gas, oil, etc. and upon completing the transaction Buyer will immediately put these services in its name and be responsible for payment of said services.

                  (c) Seller will pay all current liabilities, extinguish all long term loans and pay off all credit card debt of all the Entities prior to Closing, except for the Assumed Liabilities, and provide Buyer with written verification of same to its reasonable satisfaction prior to the Closing.

                  (d) All Taxes (except corporate income taxes) due and payable by all of the Entities, without regard to any deferral by reason of extension, payment programs, or any other reason, must have been paid in full. Any Taxes accrued but not yet payable must be reflected on Entities' balance sheets delivered to Buyer.

                  (e) The Entities will write off all uncollectible receivables December 31, 2006.

                  (f) All state, local and other governmental approvals and all other consents or approvals of any third parties necessary to consummate the transactions contemplated by this Agreement must have been received.

                  (g) The financial condition of the Entities must be as set forth in the Entities' Financial Statements as of December 31, 2005 and December 31, 2006, except for changes arising as a result of the conduct of the Entities' Business in the ordinary course of business since December 31, 2006.

                  (h) Seller must have delivered to Buyer a certificate executed by the Secretary of the Manager certifying copies of corporate resolutions adopted by the Board of Directors and majority shareholders of the Manager and the Entities authorizing the appropriate officers of the Manager to execute and deliver this Agreement and all other agreements, documents and instruments executed by the Manager pursuant hereto and to consummate the transactions contemplated herein.

                  (i) The Buyer must in its sole discretion be satisfied with its full and complete due diligence of the Entities, the Acquired
         Assets, the software, and all other aspects of the transactions contemplated by this Agreement, including but not limited to financial, legal and business affairs of the Entities. The Buyer must confirm its satisfaction in a writing delivered to the Seller.

                  (j) The conveyance of the Acquired Assets to the Buyer free and clear of any encumbrance, and the effective assignment and acceptance of assignment of all of Entities' contracts to Buyer.

                  (k) All representations and warranties of Seller and the Manager made in this Agreement or in any exhibit or schedule hereto delivered by Seller and the Manager must be true and correct as of the Closing Date with the same force and effect as if made on and as of that date. Buyer must receive a written representation from Seller at the Closing that no material adverse change has occurred to the Entities or the Acquired Assets between December 31, 2006 and the Closing Date.

                  (l) Seller and the Manager must have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller or the Manager prior to or at the Closing Date.

                  (m) Seller will close all checking accounts within five (5) business days following the Closing. The Buyer will be responsible for establishing new checking accounts for each entity.

                  (o) Upon Closing the Seller will compose and send a formal letter to every member of each Entity, informing them of the changes in ownership of the Entities. The letter shall be approved by both parties.

         9.2 CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller's obligation to close the asset purchase as contemplated in this Agreement is conditioned upon the occurrence or waiver by Seller of the following:

                  (a) Seller will be a non-paid consultant of Buyer from the Closing until one year after the Closing; however Seller will have no other liabilities to the Buyer upon completion of the transaction.

                  (b) All representations and warranties of Buyer made in this Agreement or in any exhibit hereto delivered by Buyer must be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.

                  (c) Buyer must have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing Date.

         9.3 NOTICE REQUIREMENT. Seller will give prompt written notice to Buyer of any development occurring after the date of this Agreement, or any item about which Seller did not have actual knowledge on the date of this Agreement, which causes or reasonably could be expected to cause a breach of any of the representations and warranties in Section 7 of this Agreement. Buyer will give prompt written notice to Seller of any development occurring after the date of this Agreement, or any item about which Buyer did not have actual knowledge on the date of this Agreement, which causes or reasonably could be expected to cause a breach of any of the representations and warranties in Section 8 of this Agreement. No disclosure by any party pursuant to this Section 9.3 will be deemed to amend or supplement the Exhibits or to prevent or cure any misrepresentation or breach of any representation, warranty, or covenant in this Agreement.

10   FURTHER ASSURANCES AND POST CLOSING COVENANTS.

         Following the Closing, Seller agrees to take such actions and execute, acknowledge and deliver to Buyer such further instruments of assignment, assumptions, conveyance and transfer and take any other action as Buyer may reasonably request in order to more effectively convey, sell, transfer and assign to Buyer all of the Acquired Assets, to confirm the title of Buyer thereto, and to assist Buyer in exercising its rights with respect to the Acquired Assets. In addition, the Seller shall do the following:

          10.1 BOOKS, RECORDS AND FINANCIAL ACCOUNTS. Seller and Buyer agree that so long as any books, records, and files pertaining to the Business or the Acquired Assets, to the extent they pertain to the operations of the Entities prior to the Closing Date, remain in existence and available, each party (at its expense) will have the right, for any reasonable and proper purpose, to inspect and make copies of the same at any time during normal business hours and on reasonable notice.

                  (a) Buyer shall be responsible for establishing new checking accounts and credit card charge accounts for all of the Entities.

                  (b) Current Entity financial accounts owned by Seller will either be closed, or the company name will be changed on each account on the day the transaction is completed between Seller and Buyer. This includes all checking accounts, credit card charge accounts, and other financial accounts that belonged to any Entity.

         10.2     EMPLOYEE PLANS AND EMPLOYMENT.

                  (a)  Nothing  contained  herein  will be deemed to create  any third party benefits for any employee or former employee of any Entity. Nothing contained herein will be deemed to create any right of employment for any employee of any Entity, either before or after the Closing Date, except as otherwise expressly set forth in this Agreement.

                  (b) Seller acknowledges that Buyer shall have no obligation to implement any employee stock option plan.

         10.3 EMPLOYEE PROPRIETARY INFORMATION, CONFIDENTIALITY, LOYALTY, AND NONSOLICITATION AGREEMENTS. Each of the Entities' employees will be bound by a proprietary information, confidentiality, loyalty, and nonsolicitation agreement with the Entity within two weeks prior to the date of the Closing. Furthermore, Seller will assist and fully cooperate with Buyer to ensure that each of the Entity's employees is so bound. Seller is not aware of any failure by any Entity employee to maintain the confidentiality of the Entities' proprietary information.

11       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made by each of the parties hereto will survive the Closing for a period of two years after the Closing Date.

12       INDEMNIFICATION.

         12.1 INDEMNIFICATION BY SELLER. Seller agrees to indemnify, defend and hold harmless Buyer against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties and attorney's and experts' fees and costs, incurred by Buyer or any of its affiliates arising, resulting from, or relating to any and all liabilities of the Entities or relating to any Acquired Assets, other than those liabilities specifically assumed by the Buyer as expressly provided in Section 5 of this Agreement, any misrepresentation of a material fact or omission to disclose a material fact made by Seller in this Agreement, any exhibits to this Agreement or in any other document furnished or to be furnished by Seller under this Agreement, or any breach of, or failure by Seller or Stern to perform, any of their representations, warranties, covenants or agreements in this Agreement or in any exhibit or other document furnished or to be furnished by Seller under this Agreement.

         12.2 INDEMNIFICATION BY BUYER. Buyer agrees to indemnify, defend and hold harmless Seller against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties and attorneys' and experts' fees and costs incurred by Seller arising, resulting from or relating to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any exhibit or other document furnished or to be furnished by Buyer under this Agreement, including but not limited to indemnifying Seller for all liabilities specifically assumed by the Buyer under Section 5 of this Agreement, or arising from the Buyer's operation of the Business after the Closing, unless caused by the Seller.

         12.3     PROCEDURE FOR INDEMNIFICATION CLAIMS.

                  (a)  Whenever  any  parties  become  aware  that a  claim  (an
         "Underlying Claim") has arisen entitling them to seek indemnification under this Section 12 of the Agreement, such parties (the "Indemnified Parties") shall promptly send a notice ("Notice") to the parties liable for such indemnification (the "Indemnifying Parties") of the right to indemnification (the "Indemnity Claim"); provided, however, that the failure to so notify the Indemnifying Parties will relieve the Indemnifying Parties from liability under this Agreement with respect to such Indemnity Claim only if, and only to the extent that, such failure to notify the Indemnifying Parties results in material prejudice to the Indemnifying Parties of rights and defenses otherwise available to the Indemnifying Parties with respect to the Underlying Claim. Any Notice pursuant to this Section 12.3(a) shall set forth in reasonable detail, to the extent then available, the basis for such Indemnity Claim and an estimate of the amount of damages arising therefrom.

                  (b) If an Indemnity Claim does NOT result from or arise in connection with any Underlying Claim or legal proceedings by a third party, the Indemnifying Parties will have fifteen (15) calendar days following receipt of the Notice to issue a written response to the Indemnified Parties, indicating the Indemnifying Parties' intention to either (i) contest the Indemnity Claim or (ii) accept the Indemnity Claim as valid. The Indemnifying Parties' failure to provide such a written response within such fifteen (15) day period shall be deemed to be an acceptance of the Indemnity Claim as valid. In the event that an Indemnity Claim is accepted as valid, the Indemnifying Parties shall, within fifteen (15) Business Days thereafter, pay the damages incurred by the Indemnified Parties in respect of the Underlying Claim in cash by wire transfer of immediately available funds to the account or accounts specified by the Indemnified Parties. To the extent appropriate, payments for indemnifiable damages made pursuant to
         Section 12 of the Agreement will be treated as adjustments to the Purchase Price.

                  (c) In the event an Indemnity Claim results from or arises in connection with any Underlying Claim or legal proceedings by a third party, the Indemnifying Parties shall have fifteen (15) calendar days following receipt of the Notice to send a Notice to the Indemnified Parties of their election to, at their sole cost and expense, assume the defense of any such Underlying Claim or legal proceeding; provided that such Notice of election shall contain a confirmation by the Indemnifying Parties of their obligation to hold harmless the Indemnified Parties with respect to damages arising from such Underlying Claim. The failure by the Indemnifying Parties to elect to assume the defense of any such Underlying Claim within such fifteen
         (15) day period shall entitle the Indemnified Parties to undertake control of the defense of the Underlying Claim on behalf of and for the account and risk of the Indemnifying Parties in such manner as the Indemnified Parties may deem appropriate, including, but not limited to, settling the Underlying Claim. However, the parties controlling the defense of the Underlying Claim shall not settle or compromise such Underlying Claim without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. The non-controlling parties shall be entitled to participate in (but not control) the defense of any such action, with their own counsel and at their own expense.

                  (d) The Indemnifying Parties and the Indemnified Parties will cooperate reasonably, fully and in good faith with each other, at the sole expense of the Indemnifying Parties, in connection with the defense, compromise or settlement of any Underlying Claim including, without limitation, by making available to the other parties all pertinent information and witnesses within their reasonable control.

13       INJUNCTIVE RELIEF.

         13.1 DAMAGES INADEQUATE. Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants and provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other party to this Agreement will not have an adequate remedy at law.

         13.2 INJUNCTIVE RELIEF. It is therefore agreed that the other party to this Agreement who is entitled to the benefit of the covenants and provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, will be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge a defense that there is an adequate remedy at law.

14       INTENTIONALLY LEFT BLANK.

15       WAIVERS.

         If any party at any time waives any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein will not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

16       SUCCESSORS AND ASSIGNS.

         Each covenant and  representation  of this  Agreement will inure to the
benefit  of  and  be  binding   upon  each  of  the  parties,   their   personal
representatives, assigns and other successors in interest.

17       ENTIRE AND SOLE AGREEMENT.

         This Agreement constitutes the entire agreement between the parties and supersedes all other agreements, representations, warranties, statements, promises and undertakings, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by a written agreement signed by the parties against whom the amendment is sought to be enforced. The parties acknowledge that as of the execution of this Agreement, that certain Letter of Intent among certain of the parties will be terminated and be of no further force or effect.

18       CORPORATE STATUS.

          This Agreement will be governed by the laws of California without giving effect to applicable conflict of laws provisions. With respect to any litigation arising out of or relating to this Agreement, each party agrees that it will be filed in and heard by the state or federal courts with jurisdiction to hear such suits located in Los Angeles, California.

19       COUNTERPARTS.

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts will be deemed to be an original, and such counterparts will constitute but one and the same instrument.

20       ATTORNEYS' FEES AND COSTS.

         In the event that either party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing party will be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys' fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgment costs.


21       ASSIGNMENT.

         Except in the case of an affiliate of the Buyer, this Agreement may not be assignable by any party without prior written consent of the other parties.

22       REMEDIES.

         Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement are intended to be exclusive, and each party will have all other remedies now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

23       SECTION HEADINGS.

         The section headings in this Agreement are included for convenience only, are not a part of this Agreement and will not be used in construing it.

24       SEVERABILITY.

         In the event that any provision or any part of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not affect the validity or enforceability of any other provision or part of this Agreement.

25       NOTICES.

         Each notice or other communication hereunder must be in writing and will be deemed to have been duly given on the earlier of (i) the date on which such notice or other communication is actually received by the intended recipient thereof, or (ii) the date five (5) days after the date such notice or other communication is mailed by registered or certified mail (postage prepaid) to the intended recipient at the following address (or at such other address as the intended recipient will have specified in a written notice given to the other parties hereto):

                  IF TO BUYER:

                  Environmental Service Professionals, Inc.
                  1111 Tahquitz Canyon Way, Suite 110
                  Palm Springs, California  92262
                  Attention:  Ed Torres, Chief Executive Officer

                  Telephone: (760) 327-5284
                  Facsimile: (760) 327-5630

                  IF TO SELLER:

                  Robert G. Johnson
                  28440 Old 41 Road, Suite 8
                  Bonita Springs, Florida 34135

                  Telephone: (239) 947-7675
                  Facsimile:  (239) 947-7465

26        PUBLICITY.

         Except as may be required in order for a party to comply with applicable laws, rules, or regulations or to enable a party to comply with this Agreement, no press release, notice to any third party or other publicity concerning the transactions contemplated by this Agreement will be issued, given or otherwise disseminated without the prior approval of each of the parties hereto; provided, however, that such approval will not be unreasonably withheld.

27       CONFIDENTIALITY.

         Any information, including but not limited to data, business information (including customer lists and prospects), technical information, computer programs and documentation, programs, files, specifications, drawings, sketches, models, samples, tools or other data, oral, written or otherwise, (hereinafter called "Information"), furnished or disclosed by one party to the other for the purpose of the contemplated transaction herein, will remain the disclosing party's property until the Closing at which time all such Information will become the property of Buyer. All copies of such Information in written, graphic or other tangible form must be returned to the disclosing party immediately upon written request if the transaction contemplated herein is not consummated. Unless such Information was previously known to receiving party free of any obligation to keep it confidential, or has been or is subsequently made public by the disclosing party or a third party, it must be kept confidential by the receiving party, will be used only in performing due diligence pursuant to this Agreement, and may not be used for other purposes except upon such terms as may be agreed upon between Seller and Buyer in writing.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, this Agreement has been entered into as of the date first above written.


SELLER:                         ROBERT G. JOHNSON


                                By: /s/Robert G. Johnson
                                   ---------------------------------------------
                                Robert G. Johnson, Individually and
                                for all of the Entities




MANAGER:                        INTERNATIONAL ASSOCIATION MANAGERS, INC.


                                By: /s/Robert G. Johnson
                                   ---------------------------------------------
                                Robert G. Johnson, President




BUYER:                          ENVIRONMENTAL SERVICE PROFESSIONALS, INC.


                                By: /s/Edward L. Torres
                                   ---------------------------------------------
                                Edward L. Torres, Chief Executive Officer

                                    EXHIBIT A

                             LIST OF ACQUIRED ASSETS
                                       AND
               ALLOCATION OF PURCHASE PRICE AMONG ACQUIRED ASSETS


NAME OF ASSET                                                          ALLOCATION OF PURCHASE PRICE

1.    See Inventory List of Tangible Assets Attached                            $   619,000.00
      a) Membership List -$ 485,000.00
      b) Estimated unearned revenue-$ 134,000.00

2.    Office Supplies and Equipment (that are applicable)                       $    10,000.00

3.    Lead and Customer Lists                                                   $     5,000.00

4.    Computer Software                                                         $    25,000.00

5.    Database                                                                  $    15,000.00

6.    List of Potential Customers (Members)                                     $    15,000.00

Assets within the acquisition:

o Current membership databases (both electronically and hard copy) which includes name, title, company, address, telephone(s), email, designations, fees to be paid and other pertinent information needed to properly service the member. Databases will be provided for the following associations.

        o        Environmental Assessment Association.
        o        National Association of Real Estate Appraisers.
        o        International Society of Meeting Planners.
        o        Association of Construction Inspectors.
        o        Housing Inspection Foundation.
        o        International Real Estate Institute.
        o        National Association of Review Appraisers and Mortgage
                 Underwriters.

o Past member databases (both electronically and hard copy) which includes name, title, company, address, telephone(s), email, designations, fees to be paid and other pertinent information needed to properly service the member. Databases will be provided for the following associations.

        o        Environmental Assessment Association.
        o        National Association of Real Estate Appraisers.
        o        International Society of Meeting Planners.
        o        Association of Construction Inspectors.
        o        Housing Inspection Foundation.
        o        International Real Estate Institute.
        o        National Association of Review Appraisers and Mortgage
                 Underwriters.

o All industry related databases (both electronically and hard copy) to include but not limited to:

     o    Solicitation lists.
     o Membership Directories (hard copy version going as far back as available).
     o    Listings of past attendees to educational events.
     o    Listing of past exhibitors at conferences and other events.
     o    Listing of potential exhibitors at conferences and other events.
     o    Listing of state offices for obtaining educational event approvals.
     o    All other lists that pertain to all seven associations.

o Membership materials used for securing new members (this is not a complete list and all information that pertains to the acquisition will be provided).

     o    Membership application.
     o    Sample solicitation letters.
     o Brochures and other materials used during the process of securing a potential new member.

o    Current member materials.

     o    All records regarding new members.
     o Newsletters, guideline booklets and other related items that are provided to members.
     o All research materials, magazines and other items that are used for generating information to be provided to the members.
     o All other member materials that are used in the activities of recording a new member to servicing a member.

o    Educational materials.

     o    Sample seminar brochures.
     o    Sample national conference brochures.
     o    All handout materials used at seminars and conferences.
     o    Listing of past speakers.
     o    Listing of potential speakers.
     o All materials used in the process of planning, coordinating and running educational events.

o    Member Materials.

     o Listing of all vendors that provide such products as new member certificates, membership seals, membership plagues and all other member items provided to or sold to members.
     o All contacts regarding "member only" services such as business documents, overnight shipping, credit cards and other vendors that are used to enhance the value of membership by offering these type of services.

o    All other Association related materials.

     o Due to the many facets of the association business items listed above may not encompass all the materials used in the process of operating all seven associations, thus all materials related to the securing of new members and to the process of servicing current members are included within this acquisition.

o    International Association Managers Incorporated.

     o All related documents regarding the management companies operations including but not limited to accounting, association management agreement samples, company brochure and other all other business items.

                                    EXHIBIT B

                               ASSUMED LIABILITIES


         As part of the purchase price for the Acquired Assets, Buyer will assume only those liabilities of the Entities that are specifically listed on Exhibit B (the "Assumed Liabilities") to this Asset Purchase Agreement. The Assumed Liabilities will include the following:




None.

                                    EXHIBIT C

                               MATERIAL CONTRACTS












None.

                                    EXHIBIT D

                             BILL OF SALE OF ASSETS

                             BILL OF SALE OF ASSETS


         Robert G. Johnson (the "Seller"), and International Association Managers, Inc., National Association of Real Estate Appraisers, Environmental Assessment Association, Association of Construction Inspectors, Housing Inspection Foundation, International Real Estate Institute, and International Society of Meeting Planners (collectively, the "Entities") hereby sell and convey to Environmental Service Professionals, Inc., a Nevada corporation (the "Buyer"), all of the tangible and intangible assets (the "Assets") to be transferred to Buyer pursuant to the terms of that certain Asset Purchase Agreement ("Agreement"), made and entered into as of April 15, 2007, by and between Seller, International Association Managers, Inc., a Minnesota corporation, and Buyer, and assigns the Assets to Buyer forever, free and clear of all liens and encumbrances. All such Assets are listed on Exhibit A to the Agreement, which is made a part hereof.

         Seller warrants and agrees to defend the title to all of the Assets for the benefit of Buyer and assigns against all persons.

         IN WITNESS WHEREOF, the Entities have signed and delivered this Bill of Sale to Buyer on July 23, 2007 at Palm Springs, California.



SELLER:                     ROBERT G. JOHNSON

                            By: /s/Robert G. Johnson
                               -------------------------------------------------
                            Robert G. Johnson


MANAGER:                    INTERNATIONAL ASSOCIATION MANAGERS, INC.

                            By: /s/Robert G. Johnson
                               -------------------------------------------------
                            Robert G. Johnson, Chief Executive Officer


ENTITIES:                   NATIONAL ASSOCIATION OF REAL ESTATE APPRAISERS

                            By: /s/Robert G. Johnson
                               -------------------------------------------------
                            Robert G. Johnson, Chief Executive Officer


                            ENVIRONMENTAL ASSESSMENT ASSOCIATION

                            By: /s/Robert G. Johnson
                               -------------------------------------------------
                            Robert G. Johnson, Chief Executive Officer

                            ASSOCIATION OF CONSTRUCTION INSPECTORS

                            By: /s/Robert G. Johnson
                               -------------------------------------------------
                            Robert G. Johnson, Chief Executive Officer


                            HOUSING INSPECTION FOUNDATION

                            By: /s/Robert G. Johnson
                               -------------------------------------------------
                            Robert G. Johnson, Chief Executive Officer


                            INTERNATIONAL REAL ESTATE INSTITUTE

                            By: /s/Robert G. Johnson
                               -------------------------------------------------
                            Robert G. Johnson, Chief Executive Officer


                            INTERNATIONAL SOCIETY OF MEETING PLANNERS

                            By: /s/Robert G. Johnson
                               -------------------------------------------------
                            Robert G. Johnson, Chief Executive Officer

                    AMENDMENT TO THE ASSET PURCHASE AGREEMENT
                BY AND BETWEEN ROBERT G. JOHNSON ("SELLER"), AND
            INTERNATIONAL ASSOCIATION MANAGERS, INC. ("MANAGER"), AND
                      PACIFIC ENVIRONMENTAL SAMPLING, INC.
            DBA ENVIRONMENTAL SERVICE PROFESSIONALS, INC. ("BUYER")


         The Seller, the Manager and the Buyer hereby amend (the "Amendment") that certain Asset Purchase Agreement, dated as of April 2, 2007, by and among them, as amended on April 14, 2007 (the "Original Agreement"), to add the following provision to the Original Agreement:

         1.       EXTENSION OF CLOSING DATE.

                  The parties agree, for one dollar and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Seller and the Manager, to extend the date by which the Closing will occur to be on or before July 31, 2007.

         2.       EFFECTIVENESS OF MODIFICATION.

                  The terms used in this Amendment have the meanings ascribed to them in the Original Agreement unless otherwise defined in this Amendment. The Original Agreement will remain in full force and effect except as modified in this Amendment. In the event of any contradiction between this Amendment and the Original Agreement, the terms and conditions of this Amendment will govern.

         IN WITNESS WHEREOF, this Amendment has been entered into as of the 15th day of April 2007.


SELLER:              ROBERT G. JOHNSON

                     By: /s/Robert G. Johnson
                       ---------------------------------------------------------
                     Robert G. Johnson, Individually and for all of the Entities



MANAGER:             INTERNATIONAL ASSOCIATION MANAGERS, INC.

                     By: /s/Robert G. Johnson
                       ---------------------------------------------------------
                      Robert G. Johnson, President



BUYER:               PACIFIC ENVIRONMENTAL SAMPLING, INC.

                     By: /s/Edward L. Torres
                        --------------------------------------------------------
                          Edward L. Torres, Chief Executive Officer